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                                                                  Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Equity Office Properties Trust on Form S-8 of our reports dated January 28, 1997, on our audits of the financial statements and financial statement schedules of Beacon Properties Corporation, which reports were filed with the Securities and Exchange Commission on the Form 8-K/A of Equity Office Properties Trust on February 18, 1998.

                                             /s/ PricewaterhouseCoopers LLP
                                             ---------------------------------
                                              PricewaterhouseCoopers LLP

Boston, Massachusetts
February 11, 1999